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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports dated (i) February 10, 1997 with respect to the consolidated financial statements of Commodore Media, Inc. and Subsidiaries, (ii) February 3, 1997 with respect to the consolidated financial statements of Southern Star Communications Inc., formerly known as Osborn Communications Corporation, and (iii) March 5, 1998, except for Notes 2 and 14 as to which the date is April 27, 1998, with respect to the consolidated financial statements of Capstar Communications, Inc., formerly known as SFX Broadcasting, Inc. and Subsidiaries, in the Registration Statement on Form S-8 pertaining to Capstar Broadcasting Corporation Class A Common Stock and interest in Capstar Broadcasting Partners 401(k) Retirement Plan and Trust.


                                                 /s/ Ernst & Young LLP


New York, New York
August 31, 1998